Exhibit 4.6

EXECUTION COPY

$250,000,000

PLAINS EXPLORATION & PRODUCTION COMPANY

7 1/8% Senior Notes due 2014

Registration Rights Agreement

June 30, 2004

This REGISTRATION RIGHTS AGREEMENT dated June 30, 2004, (the “Agreement”) is entered into by and among Plains Exploration & Production Company, a Delaware corporation (the “Issuer”), the subsidiary guarantors of the Issuer listed on Schedule I hereto (the “Initial Guarantors”) and Lehman Brothers Inc., J.P. Morgan Securities Inc., Banc of America LLC, BNP Paribas Securities Corp. and Harris Nesbitt Corp. (collectively, the “Initial Purchasers”).

The Issuer, the Initial Guarantors and the Initial Purchasers are parties to the Purchase Agreement dated June 18, 2004 (the “Purchase Agreement”), which provides for the sale by the Issuer to the Initial Purchasers of $250,000,000 aggregate principal amount of the Issuer’s 7 1/8% Senior Notes due 2014 (the “Securities”) which will be unconditionally guaranteed on an unsecured senior basis by each of the Initial Guarantors and, under certain terms and conditions set forth in the Indenture (as defined below), The Congo Holding Company, a Texas corporation (“Congo Holding”), and The Nuevo Congo Company, a Delaware corporation (“Nuevo Congo” and together with Congo Holding, the “Congo Guarantors”). The Initial Guarantors and the Congo Guarantors (to the extent and under the conditions they are required to guarantee the Securities pursuant to the Indenture) are referred to herein as the “Guarantors”. As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Initial Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. In addition, the Issuer hereby covenants and agrees that if the Congo Guarantors become guarantors under the Indenture on or prior to the consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, the Issuer shall cause the Congo Guarantors to comply with all provisions of this Agreement and perform their obligations hereunder as specified herein. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated as of June 30, 2004 (the “Indenture”), among the Issuer, the Initial Guarantors and Wells Fargo Bank, N.A., as trustee, relating to the Securities and the Exchange Securities (as defined below).

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 2 hereof.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Congo Guarantors” shall have the meaning set forth in the preamble and shall also include any Congo Guarantor’s successors.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Offer” shall mean the exchange offer by the Issuer and the Guarantors, as applicable, of Exchange Securities for Transfer Restricted Securities pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Exchange Securities” shall mean the Securities issued by the Issuer and guaranteed by the Guarantors, as applicable, under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to the requirements to pay Additional Interest pursuant to Section 2 hereof) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successors.

“Holders” shall mean the Initial Purchasers, for so long as they own any Transfer Restricted Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Transfer Restricted Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.

“Initial Guarantors” shall have the meaning set forth in the preamble and shall also include any Initial Guarantor’s successors.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Indenture” shall have the meaning set forth in the preamble, as the same may be amended from time to time in accordance with the terms thereof.

“Issuer” shall have the meaning set forth in the preamble and shall also include the Issuer’s successors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Transfer Restricted Securities; provided that whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities owned directly or indirectly by the Issuer or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Issuer shall issue any additional Securities under the Indenture on or prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any Shelf Registration Statement, such additional Securities and the Transfer Restricted Securities to which this Agreement relates shall be treated as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Transfer Restricted Securities has been obtained.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and the Guarantors, as applicable, with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Transfer Restricted Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuer and the Guarantors, as applicable, and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants and independent petroleum engineers of the Issuer and the Guarantors, as applicable, including the expenses of any special audits, “comfort” letters or letters concerning oil and gas reserve estimates, as applicable, required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Transfer Restricted Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Issuer and the Guarantors, as applicable, that covers any of the Exchange Securities or Transfer Restricted Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors, as applicable, that covers all the Transfer Restricted Securities (but no other securities unless approved by the Holders whose Transfer Restricted Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

“Staff” shall mean the staff of the SEC.

“Transfer Restricted Securities” shall mean the Securities; provided that the Securities shall cease to be Transfer Restricted Securities (i) when a Registration

Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of pursuant to such Registration Statement, (ii) when such Securities have been exchanged pursuant to the Exchange Offer for Exchange Securities that may be resold without restriction under federal and state securities laws, (iii) when such Securities have been sold in compliance with Rule 144 or are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iv) when such Securities cease to be outstanding.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Offering” shall mean an offering in which Transfer Restricted Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Issuer and the Guarantors, as applicable, shall use their reasonable best efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Transfer Restricted Securities for Exchange Securities and (ii) have such Registration Statement remain effective until 180 days after the closing of the Exchange Offer. The Issuer and the Guarantors, as applicable, shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 90 days after such effective date.

The Issuer and the Guarantors, as applicable, shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:

(i) that the Exchange Offer is being made pursuant to this Agreement and that all Transfer Restricted Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii) the dates of acceptance for exchange (which shall be a period of at least 20 Business Days from the date such notice is mailed) (the “Exchange Dates”);

(iii) that any Transfer Restricted Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;

(iv) that any Holder electing to have a Transfer Restricted Security exchanged pursuant to the Exchange Offer will be required to surrender such Transfer Restricted Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in

the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuer and the Guarantors, as applicable, that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under Securities Act) of the Issuer or any Guarantor, as applicable, and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Transfer Restricted Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

As soon as practicable after the last Exchange Date, the Issuer and the Guarantors, as applicable, shall:

(i) accept for exchange Transfer Restricted Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all Transfer Restricted Securities or portions thereof so accepted for exchange by the Issuer and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Transfer Restricted Securities surrendered by such Holder.

The Issuer and the Guarantors, as applicable, shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

(b) If (i) the Issuer and the Guarantors, as applicable, determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by March 27, 2005, (iii) any Holder is prohibited by law or the applicable interpretations of the Staff of the SEC from participating in the Exchange Offer or does not receive Exchange Securities on the date of the exchange that may be sold without restriction under federal and state securities laws (other than due solely to the status of such holder as an affiliate of the Issuer), or (iv) upon completion of the Exchange Offer any Initial Purchaser shall so request in connection with any offer or sale of Transfer Restricted Securities, the Issuer and the Guarantors, as applicable, shall use their reasonable best efforts to cause to be filed as soon as practicable after such determination, date or request, as the case may be, a Shelf Registration Statement providing for the sale of all the Transfer Restricted Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.

If the Issuer and the Guarantors, as applicable, are required to file a Shelf Registration Statement pursuant to clause (iv) of the preceding sentence, the Issuer and the Guarantors, as applicable, shall use their reasonable best efforts to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Transfer Restricted Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Transfer Restricted Securities held by the Initial Purchasers after completion of the Exchange Offer.

The Issuer and the Guarantors, as applicable, agree to use their reasonable best efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Transfer Restricted Securities or such shorter period that will terminate when all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”). The Issuer and the Guarantors, as applicable, further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Transfer Restricted Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Issuer and the Guarantors, as applicable, agree to furnish to the Holders of Transfer Restricted Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(c) The Issuer and the Guarantors, as applicable, shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

If either the Exchange Offer is not completed or the Shelf Registration Statement, if required hereby, is not declared effective on or prior to March 27, 2005, the interest rate on the Transfer Restricted Securities will be increased by 1.00% per annum until the Exchange Offer is completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities become freely tradable under the Securities Act.

If the Shelf Registration Statement has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Transfer Restricted Securities will be increased by 1.00% per annum commencing on the 31st day in such 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable. Any increase in the interest rate on the Transfer Restricted Securities required pursuant to this paragraph or the preceding paragraph of this Section 2 shall be referred to as “Additional Interest”.

All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each interest payment date, as more fully set forth in the Indenture and the Securities. Notwithstanding the fact that any Securities for which Additional Interest are due cease to be Transfer Restricted Securities, all obligations of the Issuer to pay Additional Interest with respect to Securities shall survive until such time as such obligations with respect to such Securities shall have been satisfied in full.

(e) Without limiting the remedies available to the Initial Purchasers and the Holders, the Issuer and the Guarantors, as applicable, acknowledge that any failure by the Issuer or any of the Guarantors, as applicable, to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer’s and the Guarantors’ (as applicable) obligations under Section 2(a) and Section 2(b) hereof.

3. Registration Procedures. In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and the Guarantors, as applicable, shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuer and the Guarantors, as applicable, (y) shall, in the case of a Shelf Registration, be available for the sale of the Transfer Restricted Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements and oil and gas reserve information required by the SEC to be filed therewith; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Transfer Restricted Securities or Exchange Securities;

(c) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Transfer Restricted Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Transfer Restricted Securities thereunder; and the Issuer and the Guarantors, as applicable, consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Transfer Restricted Securities and any such Underwriters in connection with the offering and sale of the Transfer Restricted Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use their reasonable best efforts to register or qualify the Transfer Restricted Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Transfer Restricted Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Transfer Restricted Securities owned by such Holder; provided that neither the Issuer nor any Guarantor, as applicable, shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of Transfer Restricted Securities, counsel for such Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Transfer Restricted Securities covered thereby, the representations and warranties of the Issuer or any Guarantor, as applicable, contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Transfer Restricted Securities cease to be true and correct in all material respects or if the Issuer or any Guarantor, as applicable, receives any notification with respect to the suspension of the qualification of the Transfer Restricted Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or

Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Issuer or any Guarantor, as applicable, that a post-effective amendment to a Registration Statement would be appropriate;

(f) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Holder of Transfer Restricted Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Transfer Restricted Securities to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends and enable such Transfer Restricted Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Transfer Restricted Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Transfer Restricted Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuer and the Guarantors, as applicable, shall notify the Holders of Transfer Restricted Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Issuer and the Guarantors, as applicable, have amended or supplemented the Prospectus to correct such misstatement or omission;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, to the Holders of Transfer Restricted Securities and their counsel) and make such of the representatives of the Issuer and the Guarantors, as applicable, as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities or their counsel) available for discussion of such document; and the Issuer and the Guarantors, as applicable, shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders of Transfer Restricted Securities

and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object;

(k) obtain a CUSIP number for all Exchange Securities or Transfer Restricted Securities, as the case may be, not later than the effective date of a Registration Statement;

(l) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Transfer Restricted Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Transfer Restricted Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuer and the Guarantors, as applicable, and cause the respective officers, directors and employees of the Issuer and the Guarantors, as applicable, to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuer or any Guarantor, as applicable, as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter;

(n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Transfer Restricted Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Issuer or any Guarantor, as applicable, are then listed if requested by the Majority Holders, to the extent such Transfer Restricted Securities satisfy applicable listing requirements;

(o) if reasonably requested by any Holder of Transfer Restricted Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuer has received notification of the matters to be incorporated in such filing; and

(p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Transfer Restricted Securities with respect to the business of the Issuer and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuer and the Guarantors, as applicable (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Transfer Restricted Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Issuer and the Guarantors, as applicable (and, if necessary, any other certified public accountant of any subsidiary of the Issuer or any Guarantor (as applicable), or of any business acquired by the Issuer or any Guarantor, as applicable, for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Transfer Restricted Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) obtain oil and gas reserve report letters from independent petroleum engineering firms and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Transfer Restricted Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuer and the Guarantors, as applicable, made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Issuer may require each Holder of Transfer Restricted Securities to furnish to the Issuer such information regarding such Holder and the proposed disposition by such Holder of such Transfer Restricted Securities as the Issuer and the Guarantors, as applicable, may from time to time reasonably request in writing.

In the case of a Shelf Registration Statement, each Holder of Transfer Restricted Securities agrees that, upon receipt of any notice from the Issuer and the Guarantors, as applicable, of the happening of any event of the kind described in Section 3(e)(iii) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and, if so directed by the Issuer and the Guarantors (as applicable), such Holder will deliver to the Issuer and the Guarantors, as applicable, all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that is current at the time of receipt of such notice.

If the Issuer and the Guarantors, as applicable, shall give any such notice to suspend the disposition of Transfer Restricted Securities pursuant to a Registration Statement, the Issuer and the Guarantors, as applicable, shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Issuer and the Guarantors, as applicable, may give any such notice only four times during any 365-day period and any such suspensions shall not exceed 45 days for each suspension and 60 days in the aggregate for all suspensions during any 365-day period and there shall not be more than four suspensions in effect during any 365-day period.

The Holders of Transfer Restricted Securities covered by a Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Transfer Restricted Securities included in such offering.

4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

The Issuer and the Guarantors, as applicable, understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

(b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuer and the Guarantors, as applicable, agree to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), if requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuer and the Guarantors, as applicable, further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

(c) The Initial Purchasers shall have no liability to the Issuer, any Guarantor, as applicable, or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

5. Indemnification and Contribution. (a) Each of the Issuer and each Guarantor (as applicable), jointly and severally, agree to indemnify and hold harmless each Initial Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser or any Holder furnished to the Issuer in writing through Lehman Brothers Inc., J.P. Morgan Securities Inc. or any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 3, the Issuer and the Guarantors (as applicable), jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Guarantors, as applicable, the Initial Purchasers and the other selling Holders, their respective affiliates, the directors of the Issuer and the Guarantors, as applicable, each officer of the Issuer and the Guarantors, as applicable, who signed the Registration Statement and each Person, if any, who controls the Issuer, the Guarantors, as applicable, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuer in writing by such Holder expressly for use in any Registration Statement and any Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by Lehman Brothers Inc. and J.P. Morgan Securities Inc., (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Guarantors, as applicable, from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuer and the Guarantors, as applicable, on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer and the Guarantors, as applicable, on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Guarantors, as applicable, or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Issuer, the Guarantors, as applicable, and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder, their respective affiliates or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Issuer or the Guarantors, as applicable, their respective affiliates or the officers or directors of or any Person controlling the Issuer or the Guarantors, as applicable, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement.

6. General.

(a) No Inconsistent Agreements. The Issuer and the Guarantors, as applicable, represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Issuer or any Guarantor, as applicable, under any other agreement and (ii) neither the Issuer nor any Guarantor, as applicable, has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and the Guarantors, as applicable, have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Transfer Restricted Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Issuer and the Guarantors, as applicable, initially at the Issuer’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or the Guarantors, as applicable, with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Purchases and Sales of Securities. The Issuer and the Guarantors, as applicable, shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Transfer Restricted Securities.

(f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuer and the Guarantors, as applicable, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(i) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(k) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuer, the Guarantors, as applicable, and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Executive Vice President and Chief Financial Officer

ARGUELLO, INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO ENERGY COMPANY

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Executive Vice President and Chief Financial Officer

NUEVO GHANA INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO INTERNATIONAL INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO OFFSHORE COMPANY

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO PERMIAN INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO PERMIAN LIMITED PARTNERSHIP

By:	NUEVO TEXAS INC., in its capacity as general partner of Nuevo Permian Limited Partnership

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO RESOURCES INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

NUEVO TEXAS INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

PACIFIC INTERSTATE OFFSHORE COMPANY

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

PLAINS E&P COMPANY

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

PLAINS RESOURCES INTERNATIONAL INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

PMCT INC

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Vice President and Treasurer

PXP GULF COAST INC.

By:	/s/ Stephen A. Thorington
	Name:	Stephen A. Thorington
	Title:	Executive Vice President and Chief
Financial Officer

Accepted: June 30, 2004

For themselves and on behalf of the

several Initial Purchasers

LEHMAN BROTHERS INC.

J.P. MORGAN SECURITIES INC.

BANC OF AMERICA SECURITIES LLC

BNP PARIBAS SECURITIES CORP.

HARRIS NESBITT CORP.

BY LEHMAN BROTHERS INC.

By	/s/ J. Scott Schlossel
Authorized Signatory

Schedule I

Initial Guarantors

Arguello, Inc.

Nuevo Energy Company

Nuevo Ghana Inc.

Nuevo International Inc.

Nuevo Offshore Company

Nuevo Permian Inc.

Nuevo Permian Limited Partnership

Nuevo Resources Inc.

Nuevo Texas Inc.

Pacific Interstate Offshore Company

Plains E&P Company

Plains Resources International Inc.

PMCT Inc.

PXP Gulf Coast Inc.

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Depository Legend, if applicable]

No. [ ]	Principal Amount $[ ]
CUSIP NO. [ ]

PLAINS EXPLORATION & PRODUCTION COMPANY

7 1/8% Senior Note due 2014

Plains Exploration & Production Company, a Delaware corporation (the “Issuer”), promises to pay to CEDE & CO., or registered assigns, the principal sum of [                    ] Dollars or such greater or lesser amount as shall be reflected on the books and records of the custodian with respect to the Global Security (as appointed by DTC) (the “Securities Custodian”),1 on June 15, 2014.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Global Security only

PLAINS EXPLORATION & PRODUCTION COMPANY

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK, N.A. as Trustee, certifies that this is one of the Securities referred to in the Indenture.

By
Authorized Signatory	Date:

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

7 1/8% Senior Note due 2014

1. Interest

Plains Exploration & Production Company, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

The Issuer will pay interest semiannually in arrears on June 15 and December 15 of each year commencing December 15, 2004. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from and including June 30, 2004. The Issuer shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful and will pay Additional Interest as provided for in the Registration Rights Agreement. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest or Additional Interest, if any, on any Security is due and payable, the Issuer shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, interest and Additional Interest, if any. The Issuer will pay interest (except Defaulted Interest) and Additional Interest, if any, to the Persons who are registered Holders of Securities at the close of business on the June 1 or December 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest and Additional Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest and Additional Interest, if any) will be made by the transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Issuer will make all payments in respect of a Definitive Security (including principal, premium, if any, and interest and Additional Interest, if any) by mailing a check to the registered address of each Holder thereof.

3. Paying Agent and Registrar

Initially, Wells Fargo Bank, N.A. (the “Trustee”), will act as Trustee, Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Securityholder. The Issuer or any of the Restricted Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Issuer issued the Securities under an Indenture dated as of June 30, 2004 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Issuer, the Subsidiary Guarantors party thereto and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date (the “Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms in the Indenture, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

The Securities are general unsecured senior obligations of the Issuer. The aggregate principal amount of securities that may be authenticated and delivered under the Indenture is unlimited. The Indenture imposes certain limitations, among other things, on the ability of the Issuer and the Restricted Subsidiaries to incur or guarantee additional debt; pay dividends on stock; redeem stock or redeem subordinated debt; make investments; create liens in favor of other senior debt and subordinated debt; enter into agreements that restrict dividends from Restricted Subsidiaries; sell assets; enter into transactions with Affiliates; merge or consolidate and enter into different lines of business; provided, however, certain of such limitations will no longer be in effect if (a) the Securities receive a rating of “BBB-” or higher from Standard & Poor’s Ratings Group (or its successors) and “Baa3” or higher from Moody’s Investors Service, Inc. (or its successors) and (b) no Default or Event of Default has occurred and is continuing under the Indenture.

To guarantee the due and punctual payment of the principal, premium, if any, and interest and Additional Interest, if any, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future Subsidiary Guarantors, together with the Subsidiary Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5. Redemption

Except as set forth below, the Securities will not be redeemable at the option of the Issuer prior to June 15, 2009. On and after such date, the Securities will be redeemable, at the Issuer’s option, in whole or in part, at any time upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder’s registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, thereon, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) if redeemed during the 12-month period commencing on June 15 of the years indicated below:

Period	Redemption Price
2009	103.563%
2010	102.375%
2011	101.188%
2012 and thereafter	100.000%

Securities will also be redeemable, in whole or in part, at the option of the Issuer at any time or from time to time, prior to June 15, 2009, at the Make-Whole Price.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. The Issuer will notify the Trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

In addition, at any time and from time to time prior to June 15, 2007, the Issuer may redeem in the aggregate up to 35% of the aggregate principal amount of the Securities (which includes Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings received by the Issuer at a redemption price (expressed as a percentage of principal amount) of 107.125% plus accrued and unpaid interest and Additional Interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that (1) at least 65% of the aggregate principal amount of the Securities, including any Additional Securities, remains outstanding after each such redemption and (2) each such redemption occurs within 120 days of the date of closing of such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at the Issuer’s discretion, be subject to one or more conditions precedent, including completion of the related Equity Offering.

If the optional Redemption Date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name the Security is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Securities will be subject to redemption by the Issuer.

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Securities of $1,000 in original principal amount or less will be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, interest will cease to accrue on Securities or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture.

6. Repurchase Provisions

(a) Upon a Change of Control any Holder of Securities will have the right to cause the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

(b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 3.7(b) of the Indenture, the Issuer will be required to apply such Excess Proceeds to the repayment of the Securities and any Pari Passu Notes in accordance with the procedures set forth in Section 3.7 of the Indenture.

7. Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8. Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

9. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

10. Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal, premium, interest and Additional Interest, if any, on the Securities to redemption or maturity, as the case may be.

11. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of at least a majority in principal amount of the then outstanding Securities and (ii) any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision may be waived with the written consent or electronic consent pursuant to the second paragraph of Section 9.4 of the Indenture, as applicable, of the Holders of a majority in principal amount of the then outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, to release a Subsidiary Guarantor in accordance with the Indenture or to secure the Securities, or to add additional covenants of the Issuer and the Subsidiary Guarantors, or surrender rights and powers conferred on the Issuer, or to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Additional Securities.

12. Defaults and Remedies

Under the Indenture, Events of Default include in summary form: (i) default for 30 days in payment of interest or Additional Interest, if any, when due on the Securities; (ii) default in payment of principal or premium, if any, on the Securities at Stated Maturity, upon required repurchase, upon optional redemption pursuant to paragraphs 5 and 6 of the Securities, upon declaration or otherwise; (iii) the failure by the Issuer to comply with its obligations under Article IV of the Indenture; (iv) failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under Sections 3.2 through 3.11 inclusive of the Indenture (in each case, other than a failure to purchase Securities when required pursuant to Section 3.7 or 3.9 or Article V, which failure shall constitute an Event of Default under clause (ii) above); (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture or under the Securities (other than those referred to in (i), (ii), (iii) or (iv) above); (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (a) is caused by a failure to pay principal of, or interest or Additional Interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its maturity (the “cross acceleration provision”) and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and their Restricted Subsidiaries), would constitute a Significant Subsidiary (the “bankruptcy provisions”); (viii) failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”), or (ix) any Subsidiary Guarantee shall be held in a judicial proceeding to be, or be asserted by the Issuer or any Subsidiary Guarantor, as applicable, not to be, enforceable or valid or shall cease to be in full force and effect (except pursuant to the release or termination of any such Subsidiary Guarantee in accordance with the Indenture). However, a default under clauses (iv) and (v) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee, in the case of a notice given by the Holders, of the default and the Issuer does not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) above), the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13. Trustee Dealings with the Issuer

Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or their Affiliates and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee.

14. No Recourse Against Others

No director, officer, employee, incorporator, partner or stockholder of the Issuer or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations of their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

15. Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

17. CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

18. Governing Law

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

The Issuer will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

Plains Exploration & Production Company

700 Milam Street, Suite 3100

Houston, Texas 77002

Attention: General Counsel

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 3.7 or Section 3.9 of the Indenture, check either box:

☐     ☐

3.7     3.9

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 3.7 or Section 3.9 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:	Your Signature
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:
(Signature must be guaranteed)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Commission Rule 17Ad-15.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY1

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

[1]	Include only if security is issued in global form.

EXHIBIT C

FORM OF SUBSIDIARY GUARANTEE

This Supplemental Indenture, dated as of                            (this “Supplemental Indenture” or “Subsidiary Guarantee”), among [name of future Subsidiary Guarantor] (the “Guarantor”), Plains Exploration & Production Company (together with its successors and assigns, the “Issuer”) and Wells Fargo Bank, N.A., as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer, certain of its domestic Restricted Subsidiaries (the “Subsidiary Guarantors”) and the Trustee have heretofore executed and delivered an Indenture, dated as of June 30, 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the initial issuance of an aggregate principal amount of $250,000,000 of 7 1/8% Senior Notes due 2014 of the Issuer (the “Securities”);

WHEREAS, Section 3.10 of the Indenture provides that the Issuer is required to cause each Restricted Subsidiary other than a Foreign Subsidiary created or acquired by the Issuer and each of the Congo Domestic Subsidiaries, to the extent set forth in the Indenture, to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis with the other Subsidiary Guarantors, the full and prompt payment of the principal of, premium, interest and Additional Interest, if any, on the Securities on a senior basis; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Subsidiary Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Subsidiary Guarantee shall refer to the term “Securityholders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import

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used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Subsidiary Guarantee

SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

SECTION 2.2 Subsidiary Guarantee. The Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture on a senior basis.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Subsidiary Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[GUARANTOR],
as a Subsidiary Guarantor

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

PLAINS EXPLORATION & PRODUCTION COMPANY

By:
Name:
Title:

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